UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 13, 2005

WHITTIER ENERGY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-30598 (Commission File Number)	20-0539412 (IRS Employer Identification No.)

333 CLAY STREET, SUITE 1100

HOUSTON, TEXAS 77002

(Address of Registrant’s Principal Executive Offices)

(713) 850-1880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. Changes in Registrant’s Certifying Accountant

The Audit Committee of the Board of Directors of Whittier Energy Corporation (the “Company”), has recommended and approved the selection of the accounting firm of Grant Thornton LLP  (“Grant Thornton”) to replace the firm of Brown Armstrong Paulden McCown Starbuck & Keeter (“Brown Armstrong”) as the Company’s independent accountants for the calendar year ended December 31, 2004. Grant Thornton has informed the Company that it has accepted the engagement.

Brown Armstrong did not resign or decline to stand for reelection, but was dismissed effective January 13, 2005, to allow the appointment of Grant Thornton as the Company’s principal accountants as of the same date. Brown Armstrong’s opinion regarding the financial statements of the Company for the last two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope or accounting principles. The Company is not aware of any disagreements with the Company’s former accountant during the past two most recent fiscal years and the subsequent interim period up to the date of dismissal on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure. Additionally, there were no reportable events pursuant to Item 304(a)(iv) of Regulation S-B under the Securities Act of 1933.

The Company has provided Brown Armstrong with a copy of the disclosures the Company is making in this Form 8-K report in response to the disclosures required by Regulation S-B, Item 304(a). The former accountant has been provided an opportunity to furnish the Company with a letter addressed to the Commission stating its agreement and absence of any disagreement with the statements made by the Registration in response to this Item.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits.

Number

Exhibit

99.1*

Notification letter dated January 13, 2005 from Brown Armstrong Paulden McCown Starbuck & Keeter to the Securities and Exchange Commission regarding change of certifying accountant for Whittier Energy Corporation.

* Filed Herewith

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITTIER ENERGY CORPORATION

Date: January 17, 2005

	By:	/s/ Michael B. Young
Michael B. Young
Chief Financial Officer
(Principal Financial and Accounting
Officer)